EXHIBIT 99.1

                  MEDI-HUT ANNOUNCES DELAY IN FORM 10-K FILING

Wall Township, NJ (February 13, 2003): Medi-Hut (NASDAQ SC: MHUT) reported today due to the previously announced seizure from the Company on November 22, 2002 by the Federal Bureau of Investigation of certain documents and information, it will be delayed in completing and filing its Annual Report on Form 10-K for the year ended October 31, 2002 with the Securities and Exchange Commission. Medi-Hut has now received copies of the documents and information that was seized and expects to be able to complete and file its Annual Report on Form 10-K in early March 2003.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21 E of the Securities Exchange Act of 1934, and as that term defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact:
Medi-Hut Co., Inc.
Adele Ehlin, Chief, Investor Relations, (732) 919-2799